UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

OPHTHOTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor
New York, New York 10119
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Ophthotech held its Annual Meeting of Stockholders on May 19, 2017. The following is a summary of the matters voted on at that meeting.

(a)         Ophthotech’s stockholders elected Michael Ross, Ph.D. and Glenn P. Sblendorio as Class I directors to serve until the 2020 Annual Meeting of Stockholders, each such director to hold office until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

	For	Withheld	Broker Non-Votes
Michael Ross, Ph.D.	16,330,286	819,537	11,361,105
Glenn P. Sblendorio	14,974,194	2,175,629	11,361,105

(b)         Ophthotech’s stockholders approved a non-binding, advisory proposal on the compensation of Ophthotech’s named executive officers. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain	Broker Non-Votes
10,982,939	6,109,509	57,375	11,361,105

(c)         Ophthotech’s stockholders ratified the selection of Ernst & Young LLP as Ophthotech’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain	Broker Non-Votes
27,542,577	755,300	213,051	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: May 22, 2017	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

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